Exhibit 32

Section 1350 Certifications

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Virginia Financial Group, Inc., respectively, certify that the Quarterly Report on Form 10-Q for the period ended June 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Virginia Financial Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ O. R. BARHAM, JR.

President and Chief Executive Officer

/s/ JEFFREY W. FARRAR

Executive Vice President and Chief Financial Officer